Exhibit 4.2

WSFS FINANCIAL CORPORATION,

Company

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Trustee

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 11, 2025

TO

INDENTURE

DATED AS OF AUGUST 27, 2012

Relating To

5.375% Fixed-to-Floating Rate Senior Unsecured Notes due 2035

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FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE, dated as of December 11, 2025 (this “Fourth Supplemental Indenture”), to the Base Indenture (as defined below) between WSFS Financial Corporation, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has executed and delivered to the Trustee that certain Senior Debt Indenture, dated as of August 27, 2012 (the “Base Indenture” and, as supplemented by this Fourth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of senior debt securities of the Company;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of Securities to be known as its 5.375% Fixed-to-Floating Rate Senior Unsecured Notes due 2035 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Fourth Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture, and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Fourth Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Fourth Supplemental Indenture have been duly authorized in all respects.

W I T N E S S E T H:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article 1.

DEFINITIONS

l. 01.       Capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

l. 02.        References in this Fourth Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Fourth Supplemental Indenture unless otherwise specified.

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l. 03.        For purposes of this Fourth Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Base Indenture” has the meaning provided in the recitals.

“Benchmark” means Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)           Compounded SOFR;

(2)           the sum of: (a) alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)           the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(4)           the sum of (a) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)           the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)           if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)           the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)           in the case of clause (i) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)           in the case of clause (ii) or (iii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)           in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

If the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)            if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(ii)           a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

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(iii)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iv)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its Affiliates) to act in accordance with Section 2.04. The Company shall act as the initial Calculation Agent.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(i)            the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(ii)           if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment (if applicable) and the spread specified herein.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Event of Default” has the meaning provided in the Base Indenture as supplemented by Article 4.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fixed Rate Interest Payment Date” has the meaning provided in Section 2.04(a).

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“Fixed Rate Period” has the meaning provided in Section 2.04(a).

“Fixed Rate Regular Record Date” has the meaning provided in Section 2.04(a).

“Floating Rate Interest Payment Date” has the meaning provided in Section 2.04(b).

“Floating Rate Period” has the meaning provided in Section 2.04(b).

“Floating Rate Regular Record Date” has the meaning provided in Section 2.04(b).

“Fourth Supplemental Indenture” has the meaning provided in the preamble.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04(c).

“interest period” means the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Issue Date to, but excluding, the applicable Interest Payment Date or the Maturity Date or date of earlier redemption, if applicable.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issue Date” means December 11, 2025.

“Material Subsidiary” means Wilmington Savings Fund Society, FSB or any successor thereof or any subsidiary of the Company that is a depository institution and that has consolidated assets equal to 50% or more of the Company’s consolidated assets.

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“Maturity Date” has the meaning provided in Section 2.02.

“Notes” has the meaning provided in the recitals.

“Redemption Date” has the meaning provided in Section 5.01(a).

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the date that is two US Government Securities Business Days prior to the start of the relevant Floating Rate Period, or such other time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Trustee” has the meaning provided in the preamble.

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“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Article 2.

GENERAL TERMS AND CONDITIONS OF THE NOTES

2.01.        Designation and Principal Amount.

(a)           The Notes are hereby authorized as a series of Securities and are designated the “5.375% Fixed-to-Floating Rate Senior Unsecured Notes due 2035,” unlimited in aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $200,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Sections 2.1 and 2.4 of the Base Indenture.

(b)           The Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes ranking equally and ratably with the Notes issued on the date hereof in all respects (or in all respects except for the issue date, the offering price, the payment of interest accruing prior to the issue date of such additional Notes or the first payment of interest following the issue date of such additional Notes), so that such additional Notes shall be consolidated and form a single series with such series of Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as such series of Notes issued on the date hereof.

2.02.        Maturity. The principal amount of the Notes shall be payable on December 15, 2035 (the “Maturity Date”).

2.03.        Form and Payment.

(a)           The Notes shall be issued as global notes, only in fully registered book- entry form, without coupons, substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made a part hereof. The terms and provisions contained in the Notes shall constitute, and expressly are made a part of this Fourth Supplemental Indenture. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(b)           Payments of principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the Paying Agent which in turn shall make payment to the Depository Trust Company (“DTC”) as the Depository with respect to the Notes or its nominee.

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(c)           The global notes representing the Notes shall be deposited with, or on behalf of, the Depository and shall be registered, at the request of the Depository, in the name of Cede & Co.

(d)           U.S. Bank Trust Company, National Association shall act as Paying Agent and Registrar for the Notes. The Company may appoint and change the Paying Agent or Registrar without prior notice to the Holders.

2.04.        Interest.

(a)           The Notes will bear interest at a fixed rate of 5.375% per annum from and including the Issue Date to, but excluding, December 15, 2030 (the “Fixed Rate Period”). Interest accrued on the Notes during the Fixed Rate Period will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2026 (each such date, a “Fixed Rate Interest Payment Date”). The last Fixed Rate Interest Payment Date shall be December 15, 2030. The interest payable during the Fixed Rate Period will be paid to each Holder in whose name a Note is registered at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding the applicable Fixed Rate Interest Payment Date (each such date, a “Fixed Rate Regular Record Date”). Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the Holder on the relevant record date by virtue of having been a Holder on such date, and such defaulted interest may be paid by the Company to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal is payable.

(b)           The Notes will bear a floating interest rate from, and including December 15, 2030, to, but excluding, the Maturity Date or earlier Redemption Date (the “Floating Rate Period”). The floating interest rate will be reset quarterly, and the interest rate for any Floating Rate Period shall be equal to the then-current Three-Month Term SOFR plus 189 basis points for each quarterly interest period during the Floating Rate Period. During the Floating Rate Period, interest on the Notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2031 (each such date, a “Floating Rate Interest Payment Date” and, together with each Fixed Rate Interest Payment Date, each an “Interest Payment Date”). The interest payable during the Floating Rate Period will be paid to each Holder in whose name a Note is registered at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding the applicable Floating Rate Interest Payment Date (each such date, a “Floating Rate Regular Record Date”). Notwithstanding the foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero. The Calculation Agent will provide the Company and the Trustee with the interest rate in effect on the Notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark).

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(c)           The amount of interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, December 15, 2030, and, the amount of interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year on the basis of the actual number of days elapsed. The Company or the Calculation Agent, as applicable, shall calculate the amount of interest payable on any Interest Payment Date, and the Trustee shall have no duty to confirm or verify any such calculation. In the event that any scheduled Interest Payment Date or the Maturity Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date or of principal and interest payable on the Maturity Date will be paid on the next succeeding day which is a Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date); provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

(d)          The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate Three-Month Term SOFR in respect of each Floating Rate Period. The calculation of Three-Month Term SOFR for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices, will be made available to any Holder of the Notes upon request and will be provided to the Trustee. The Trustee shall have no duty to confirm or verify any such calculation. By its acquisition of the Notes, each Holder of Notes (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by our and the Calculation Agent’s determination of the interest rate for each Floating Rate Period, including the Company’s and its determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from the Company or the Calculation Agent and without the need for the Company or it to obtain any further consent from any Holder. The Calculation Agent shall have all the rights, protections and indemnities afforded to the Trustee under the Base Indenture and hereunder. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. The Trustee shall not be under any duty to succeed to, assume or otherwise perform any duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties and obligations hereunder. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent. The Company may appoint itself or any of its Affiliates to be the Calculation Agent.

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(e)           Effect of Benchmark Transition Event.

(i)             If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(ii)           Notwithstanding anything set forth in Section 2.04(b) above, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth in this Section 2.04(e) will thereafter apply to all determinations of the interest rate on the Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 189 basis points.

(iii)          The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark and under this Section 2.04(e). Any determination, decision or election that may be made by the Calculation Agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (A) will be conclusive and binding on the Holders of the Notes and the Trustee (absent manifest error), (B) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (C) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects and (D) notwithstanding anything to the contrary herein or in the Base Indenture, shall become effective without consent from the Holders of the Notes, the Trustee or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then the Company will make such determination, decision or election on the same basis as described above.

(iv)          The Company (or its Calculation Agent) shall notify the Trustee in writing (A) upon the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (B) of any Benchmark Replacements, Benchmark Replacement Conforming Changes and other items affecting the interest rate on the Notes after a Benchmark Transition Event.

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(v)           The Trustee (including in its capacity as Paying Agent) shall have no (A) responsibility or liability for the (1) Three-Month Term SOFR Conventions, (2) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (3) determination or calculation of a Benchmark Replacement, or (4) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (1) through (4) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its Calculation Agent, as applicable, and (B) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark as described in the definition thereof, including, without limitation, as a result of the Company’s or Calculation Agent’s failure to select a Benchmark Replacement or the Calculation Agent’s failure to calculate a Benchmark. The Trustee shall be entitled to rely conclusively on all notices from the Company or its Calculation Agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regards to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the Calculation Agent. The Trustee shall be entitled to conclusively rely on any determination made, and any instruction, notice, Officers’ Certificate or other instruction or information provided by the Calculation Agent without independent verification, investigation or inquiry of any kind. The Trustee shall not be obligated to enter into any amendment or supplement hereto that adversely impacts its rights, duties, obligations, immunities or liabilities (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes).

(vi)          If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

2.05.        Ranking. The Notes will be senior unsecured indebtedness of the Company, will rank equally with its other senior unsecured indebtedness,  senior in right of payment to any of its existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the Notes and will be effectively subordinated to secured indebtedness and structurally subordinated to the indebtedness and other liabilities of its subsidiaries.

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2.06.        Notes Not Convertible or Exchangeable. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture.

2.07.        No Sinking Fund. No sinking fund shall be provided with respect to the Notes.

Article 3.

ADDITIONAL COVENANTS

Pursuant to Section 2.1(o) of the Base Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the Notes in addition to the covenants contained in Article IV of the Base Indenture:

3.01.        No Liens. For so long as any of the Notes are outstanding, the Company will not, nor will the Company permit the Material Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that Voting Stock), directly or indirectly, without making effective provision whereby the Notes shall be equally and ratably secured with any and all such indebtedness if, treating such pledge, encumbrance or lien as a transfer of the shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary subject thereto to the secured party and after giving effect to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would not continue to own at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary. Notwithstanding the foregoing, this Section shall not apply to any:

(a)           pledge, encumbrance or lien upon any such shares of Voting Stock to secure indebtedness of the Company or a Subsidiary as part of the purchase price of such shares of Voting Stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(b)           lien for taxes, assessments or other government charges or levies (i) which are not yet due or payable without penalty, (ii) which the Company is contesting in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) which secure obligations of less than $1,000,000 in amount;

(c)           lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 60 days, (ii) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) involves claims of less than $1,000,000; or

(d)           any pledge or lien on the Voting Stock of the Material Subsidiary to secure a loan or other extension of credit by a Subsidiary subject to Section 23A of the Federal Reserve Act.

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In case the Company or the Material Subsidiary shall propose to create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that Voting Stock), directly or indirectly, other than as permitted by subdivisions (a) to (d), inclusive, of this Section 3.01 of this Fourth Supplemental Indenture, the Company will, prior thereto, give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, encumbrance or lien, by supplemental indenture delivered to the Trustee, in a form satisfactory to it, effectively secure all the Notes equally and ratably with such indebtedness, by pledge, encumbrance or lien of such Voting Stock. Such supplemental indenture shall contain the provisions, concerning the possession, control, release and substitution of encumbered and pledged property and securities and other appropriate matters which are required or permitted by the TIA (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under the TIA, and may also contain such additional and mandatory provisions permitted by the TIA as the Company and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, encumbrance or lien.

Article 4.

EVENTS OF DEFAULT

Pursuant to Section 2.1(o) and Section 6.1(f) of the Base Indenture, “Events of Default,” whenever used with respect to the Notes, shall include with respect to the Company or the Material Subsidiary any default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $35,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $35,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled; provided, that for purposes of Article 4 of this Fourth Supplemental Indenture, the term “indebtedness” shall not include any obligations of the Company or the Material Subsidiary pursuant to a lease where the Company or the Material Subsidiary is a lessee which obligations are required under GAAP to be treated as capitalized leases.

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Article 5.

REDEMPTION OF THE NOTES

5.01.        Optional Redemption.

(a)           The Notes shall be redeemable, in each case, in whole or in part, at the option of the Company beginning with the Interest Payment Date on December 15, 2030, but not prior thereto, and on any Floating Rate Interest Payment Date thereafter (each a “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the Redemption Date. The Notes may not otherwise be redeemed prior to the Maturity Date.

(b)           If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 5.01(a) of this Fourth Supplemental Indenture on December 15, 2030 or any Floating Rate Interest Payment Date thereafter, at least 10 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall furnish to the Trustee an Officers’ Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a Board Resolution.

(c)           If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis. The Trustee shall promptly notify in writing the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(d)           In the case of any redemption, at least 10 days but no more than 60 days before the Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address appearing on the register. The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof, if any) and shall state:

(i)            the Redemption Date;

(ii)           the principal amount of the Notes that are being redeemed;

(iii)          the redemption price and accrued interest to the Redemption Date that is payable pursuant to Section 3.8 of the Base Indenture;

(iv)          if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date and upon surrender of such Notes, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(v)           the name and address of the Paying Agent;

(vi)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

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(vii)         that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(viii)        if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(ix)           the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(x)            that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

The Company may state in the notice of redemption that payment of the redemption price and performance of its obligations with respect to redemption or purchase may be performed by another Person.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, that the Company shall have delivered to the Trustee, at least 15 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and attaching a copy of such notice, which shall set forth the information to be stated in such notice as provided in this Section 5.01.

Article 6.

MISCELLANEOUS

6.01.        Legal Defeasance and Covenant Defeasance. Pursuant to Article VIII of the Base Indenture provision is hereby made for both (i) “legal defeasance” (as defined in Section 8.3 of the Base Indenture) and (ii) “covenant defeasance” (as defined in Section 8.4 of the Base Indenture) of the Notes, in each case, upon the terms and conditions contained in Article VIII of the Base Indenture. If the Company effects covenant defeasance pursuant to Article VIII of the Base Indenture, then the Company shall be released from its obligations under Article 3 and this Section 6.01 of this Fourth Supplemental Indenture with respect to the Notes as provided for in Article VIII of the Base Indenture.

6.02.        Ratification of Base Indenture. The Base Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

6.03.        Benefits of Fourth Supplemental Indenture. Nothing in this Fourth Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties to this Fourth Supplemental Indenture and their successors under this Fourth Supplemental Indenture and the Holders from time to time, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

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6.04.        Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

6.05.        Conflict with Indenture. To the extent not expressly amended or modified by this Fourth Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Fourth Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Fourth Supplemental Indenture shall control.

6.06.        Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

6.07.        Successors. All agreements of the Company in the Base Indenture, this Fourth Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Fourth Supplemental Indenture shall bind its successors.

6.08.        Severability. In case any provision of this Fourth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.

6.09.        Counterparts; Digital Signatures; Electronic Communications. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

6.10.        Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

WSFS FINANCIAL CORPORATION

By:	/s/ David Burg
	Name:	David Burg
	Title:	Executive Vice President, Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Gregory R. Guim
	Name:	Gregory R. Guim
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY EVIDENCED HEREBY ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED BY ANY FEDERAL AGENCY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION.

WSFS FINANCIAL CORPORATION

5.375% Fixed-to-Floating Rate Senior Unsecured Note Due 2035

No. 1	CUSIP No.: 929328 AG7
$200,000,000

WSFS FINANCIAL CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) (the “Principal”) on December 15, 2035, and to pay interest thereon as set forth below:

Interest Payment Dates: June 15 and December 15 of each year, commencing June 15, 2026 to, and concluding, December 15, 2030 (each, a “Fixed Rate Interest Payment Date”) at a fixed rate equal to 5.375% per annum, and March 15, June 15, September 15 and December 15 of each year commencing March 15, 2031 to, and concluding, the Maturity Date or earlier redemption date (each, a “Floating Rate Interest Payment Date”, and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), at a floating rate per annum equal to the then-current Three-Month Term SOFR plus a spread of 189 basis points, or such other rate as determined pursuant to the Fourth Supplemental Indenture (as defined herein).

Interest Record Dates: June 1 and December 1 of each year (whether or not a Business Day), commencing June 1, 2026 to, and concluding, December 1, 2030 (the “Fixed Rate Regular Record Dates”), and March 1, June 1, September 1 and December 1 of each year (whether or not a Business Day) commencing March 1, 2031 to, and concluding, the Maturity Date or earlier redemption date (the “Floating Rate Regular Record Dates” and, together with the Fixed Rate Regular Record Dates, the “Record Dates”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture (as defined herein) or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

WSFS FINANCIAL CORPORATION

By:
	Name:	David Burg
	Title:	Executive Vice President, Chief Financial Officer

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein and referred to in the within- mentioned Indenture.

Dated: December 11, 2025	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:
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WSFS FINANCIAL CORPORATION

5.375% Fixed-to-Floating Rate Senior Unsecured Notes Due 2035

1.             Interest. WSFS FINANCIAL CORPORATION, a Delaware corporation (the “Company”), promises to pay interest on the Principal amount of this Note on December 15, 2035 (such date is hereinafter referred to as the “Maturity Date”), unless redeemed prior to such date, and to pay interest thereon (i) from, and including, the Issue Date, to, but excluding, December 15, 2030, at a rate of 5.375% per annum, semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2026 (each such date, a “Fixed Rate Interest Payment Date,” with the period from, and including, the Issue Date to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”) and (ii) from, and including, December 15, 2030 to, but excluding, the Maturity Date, unless redeemed subsequent to December 15, 2030 but prior to the Stated Maturity Date, at a rate equal to Three-Month Term SOFR, reset quarterly, plus 189 basis points, or such other rate as determined pursuant to the Fourth Supplemental Indenture, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2031 through the Maturity Date or earlier Redemption Date (each, a “Floating Rate Interest Payment Date” and, together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates,” with the period from, and including, December 15, 2030 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). The amount of interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months up to, but excluding December 15, 2030, and, the amount of interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days actually elapsed. In the event that any scheduled Interest Payment Date for this Note falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be paid on the next succeeding day which is a Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date); provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.             Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Payment of principal (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder owns at least $10 million in aggregate principal amount of the Notes and has delivered written instructions to the Paying Agent and the Company at least ten Business Days prior to such Interest Payment Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3.             Paying Agent. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

4.             Indenture. The Company and the Trustee entered into a Senior Debt Indenture, dated as of August 27, 2012 (the “Base Indenture”) and a Fourth Supplemental Indenture thereto, dated as of December 11, 2025, between the Company and the Trustee (the “Fourth Supplemental Indenture”) and, together with the Base Indenture, the “Indenture”) setting forth certain terms of the Notes pursuant to Section 2.1 of the Base Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Base Indenture and those made part of the Base Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Base Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Base Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5.             Optional Redemption. The Notes are redeemable, in whole or in part, at the option of the Company, beginning with the Interest Payment Date on December 15, 2030, and on any Floating Rate Interest Payment Date thereafter (each, a “Redemption Date”) at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date. On and after the Redemption Date, interest shall cease to accrue on the Notes or the portions thereof called for redemption.

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6.             Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

7.             Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

8.             Unclaimed Funds. If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

9.             Legal Defeasance and Covenant Defeasance. The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

10.          Amendment; Supplement; Waiver. Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions of the Indenture with respect to a series may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

11.           Defaults and Remedies. If an Event of Default occurs and is continuing, the principal amount of the Notes, together with accrued interest to the date of declaration, may be declared to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

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12.           No Sinking Fund. There is no sinking fund provided for the Notes.

13.           Trustee Dealings with Company. Subject to certain limitations imposed by the TIA and the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

14.           No Recourse Against Others. No stockholder, director, officer, employee, member or incorporator, as such, of the Company, or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15.           Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on this Note.

16.           Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

18.           Governing Law. The laws of the State of New York shall govern the Indenture and this Note thereof.

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ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears on the other side of this Note)
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